SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT





             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report: October 16, 1996




                PACIFIC GAS AND ELECTRIC COMPANY
     (Exact name of registrant as specified in its charter)



California                    1-2348              94-0742640

(State or other juris-      (Commission         (IRS Employer
diction of incorporation)   File Number)   Identification Number)

77 Beale Street, P.O. Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code:(415) 973-7000






Item 5.  Other Events

A.  Performance Incentive Plan - Year-to-Date Financial Results

The following information includes forward-looking statements that involve a number of risks, uncertainties, and assumptions.
A number of factors which could cause actual results to differ materially from those indicated in the forward-looking statements are described in more detail below.

The Performance Incentive Plan (Plan) is an annual incentive compensation plan applicable to all regular, nonbargaining unit employees of Pacific Gas and Electric Company (PG&E) and designated subsidiaries. The Plan provides for awards based on
(1) PG&E's success in meeting overall corporate financial performance objectives, based on combined earnings per common share for PG&E's utility operations (including Pacific Gas Transmission Company (PGT), a wholly owned subsidiary of PG&E), Diablo Canyon Nuclear Power Plant (Diablo Canyon) operations and PG&E's diversified operations, conducted principally through PG&E Enterprises (Enterprises), a wholly owned subsidiary of PG&E; and
(2) the performance of the employee's organizational unit in meeting its specific unit, team or individual objectives. The organizational objectives may include such measures as cost control, quality and reliability of service to customers, public and employee safety, financial performance and operational efficiency.

Under the Plan, the Nominating and Compensation Committee of the Board (Committee) makes the final determination of awards for officers based upon achievement of the Plan objectives. The Committee has the discretion to modify or eliminate awards for officers. The final determination of non-officer awards is made by the chief executive officer, who also has the discretion to modify or eliminate non-officer awards.

The performance measurement target for the 1996 Plan year was disclosed in a Report on Form 8-K/A dated January 18, 1996, and was based upon the corporate capital and operating budgets prepared for 1996.

The 1996 budgeted earnings per common share for the utility was derived from, among other things, (i) budgeted revenues as authorized by the California Public Utilities Commission (CPUC) for 1996 which include the results of the 1996 General Rate Case
(GRC), (ii) PG&E's capital budget for 1996 of approximately $1.3 billion for utility operations and (iii) budgeted utility operating expenses that are approximately $250 million greater than the amount adopted by the CPUC for recovery in the 1996 GRC. The higher expense level is primarily attributable to several projects related to transmission and distribution system reliability, and improved customer service and public information systems. The utility budgeted earnings per common share assumes contribution to earnings of $.11 per common share from PGT.

The budgeted earnings per common share for Diablo Canyon was derived from, among other things, (i) a reduction in the price of power produced by Diablo Canyon from 11.0 cents per kilowatt-hour
(kWh) in 1995 to 10.5 cents per kWh in 1996, consistent with the agreement to modify the Diablo Canyon rate case settlement (Diablo Settlement) which was approved by the CPUC in 1995, (ii) an operating capacity factor (excluding refueling outages) of 94.0%, (iii) an overall annual capacity factor of 88.8% and (iv) one 40-day refueling outage at Unit 2 during 1996. Budgeted operating expenses for 1996 relating to Diablo Canyon are approximately equal to those budgeted for 1995. Budgeted capital expenditures for Diablo Canyon are approximately $35 million for 1996, which is approximately 10% more than actual capital expenditures in 1995.

The budgeted earnings per common share for diversified operations assumes net income of $15 million from U.S. Generating Company, which is offset by budgeted net losses of $28 million attributable primarily to business activities involving international power generation and distribution, and energy products and services in U.S. utility markets. Actual results may vary significantly depending on the availability of attractive investment or acquisition opportunities.

All of the 1996 budgeted earnings per common share amounts assume that the average number of shares of common stock outstanding during 1996 is 406 million. The budgeted earnings per common share amounts assume no significant gain or loss on the sale of assets.

On a quarterly basis, PG&E discloses year-to-date financial performance relating to the three types of operations: utility, Diablo Canyon and diversified operations. For the nine months ended September 30, 1996, selected financial information is shown below:






            (in thousands of dollars, except per share amounts)
                   Nine Months Ended September 30, 1996
=================================================================
                             Actual    (1)           Budget
                          (unaudited)

Operating Revenues:
  Utility                 $ 5,515,952            $ 5,706,941
  Diablo Canyon             1,306,316              1,326,996
  Diversified Operations       87,018                123,812
                          -----------            -----------
Total Consolidated        $ 6,909,286            $ 7,157,749
                          ===========            ===========

Net Income (Loss):
   Utility                $   254,607   (3)      $   509,604
   Diablo Canyon              344,623   (2)          349,593
   Diversified Operations       6,949                 (6,644)
                          -----------            -----------
Total Consolidated        $   606,179                852,553
                          ===========            ===========

Earnings (Loss) Per
Common Share:
  Utility                 $      0.57   (3)      $      1.21
  Diablo Canyon                  0.82   (2)             0.84
  Diversified Operations         0.02                  (0.02)
                          -----------            -----------
Total Consolidated        $      1.41            $      2.03
                          ===========            ===========

(1) In the opinion of management, the unaudited "actual" financial information presented above reflects all adjustments to date which are necessary to present a fair statement of operating revenues, net income and earnings per common share for the period. All material adjustments are of a normal recurring nature, except as noted below. This information should be read in conjunction with the 1995 Consolidated Financial Statements and Notes to Consolidated Financial Statements incorporated by reference in PG&E's Annual Report on Form 10-K, and the Consolidated Financial Statements and Notes to Consolidated Financial Statements in PG&E's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1996 and March 31, 1996.

(2) Diablo Canyon operated at an overall capacity factor of 85.7% compared to a budgeted overall capacity factor of 87.1% for the nine months ended September 30, 1996.
(3) Utility earnings were adversely impacted by a one-time charge of $182 million ($.26 per share) relating to the proposed Gas Accord Settlement and contingencies related to Transwestern gas transportation commitments. In addition, utility earnings were adversely impacted in the second quarter 1996 by a one-time charge of $133 million ($.19 per share) for the settlement of litigation relating to groundwater contamination near the Hinkley Compressor Station. Utility maintenance and other operating expenses also were higher than budgeted due to higher expenses for certain distribution reliability and customer service activities.

Although budgeted corporate earnings per common share is a performance target and is not a forecast of actual performance that will be realized by PG&E, it does constitute a forward-looking statement which is subject to various risks and uncertainties. Actual performance during the year may differ materially from the budgeted amount. The budgeted amount does not reflect the resolution of various regulatory uncertainties or other contingencies, including those disclosed in the Notes to PG&E's Consolidated Financial Statements or in PG&E's Annual Report on Form 10-K, which could materially affect PG&E's performance during the year. The factors and uncertainties which could cause actual results to differ materially from budgeted amounts include the following:

- The outcome of the California electric industry restructuring and the transition to a competitive environment, including the extent to which PG&E will be able to recover its stranded costs (costs which are above market and could not be recovered under market-based pricing) through a competition transition charge
     (CTC) or otherwise. The restructuring may adversely impact PG&E's returns on its investments in utility generating assets and its ability to recover certain other costs, including qualifying facilities (QF) power purchase obligations and generation-related regulatory assets.

- Changes in accounting due to changes in the regulatory or competitive environment in the electric or gas industries, including a change in the method or lives used to depreciate plant and the possible discontinued application of Statement of Financial Accounting
     Standards No. 71.

- The continued operation of Diablo Canyon at assumed operating levels and under the rates and terms specified in the existing Diablo Settlement. Under the prices for 1996, each Diablo Canyon operating unit contributes approximately $2.7 million in revenues per day.

- The outcome of the Gas Accord negotiations and resolution of existing regulatory issues. PG&E has proposed to settle several outstanding gas regulatory issues that are currently pending at the CPUC in separate proceedings, including issues relating to PG&E's capacity commitments with Transwestern Pipeline
     Company, the Interstate Transition Cost Surcharge proceeding and the reasonableness proceeding for the PG&E portion of the PGT/PG&E Pipeline Expansion.

- Utility maintenance and operating expense levels through the balance of the year. These expenses have been higher than budgeted due to certain distribution reliability and customer service activities.

B.  Common Stock Dividend Reduction

On October 16, 1996, the Board of Directors of the Company declared a cash dividend for the fourth quarter of 1996, payable on January 15, 1997 to shareholders of record December 16, 1996, of 30 cents per share. This is a reduction of 19 cents per share from the previous quarterly dividend of 49 cents per share. On an annualized basis, the new dividend will be $1.20 per share as compared with the previous annual dividend of $1.96 per share.


                              PACIFIC GAS AND ELECTRIC COMPANY



                              GORDON R. SMITH
                              By ________________________________
                                 GORDON R. SMITH
                                 Senior Vice President and
                                 Chief Financial Officer

Dated: October 16, 1996